UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2010

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

On March 17, 2010, The Cooper Companies, Inc. (“Cooper”) held its Annual Meeting of Stockholders. The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in Cooper’s Proxy Statement filed with the SEC on February 5, 2010. Each of the proposals was approved by the stockholders as set forth below.

Proposal 1 – Election of a Board of Eight Directors

The following individuals were elected to serve as directors of Cooper until the 2011 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. The voting results were as follows:

Nominee	For	Withheld
A. Thomas Bender (Chairman)	40,045,188	871,805
Michael H. Kalkstein	40,063,173	853,820
Jody S. Lindell	40,128,147	788,846
Donald Press	40,062,622	854,371
Steven Rosenberg	40,061,249	855,744
Allan E. Rubenstein, M.D. (Vice-Chair & Lead Director)	34,650,941	6,266,052
Robert S. Weiss	39,903,911	1,013,082
Stanley Zinberg, M.D.	34,653,234	6,263,759

Proposal 2 – Ratification of KPMG LLP as Independent Registered Public Accounting Firm for the Fiscal Year Ending October 31, 2010

The appointment of KPMG LLP to serve as Cooper’s independent registered public accounting firm for the fiscal year ending October 31, 2010 was ratified. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
41,765,710	398,066	65,367	-0-

Proposal 3 – Stockholder Proposal to Adopt a Resolution Recommending a Majority Vote Standard for the Election of Directors

The stockholder proposal was adopted. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
33,797,469	6,992,764	126,759	1,312,151

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 17, 2010 regarding Cooper Annual Stockholder Meeting

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By	/s/ Carol R. Kaufman
Carol R. Kaufman
Senior Vice President of Legal Affairs, Secretary and Chief Administrative Officer

Dated: March 22, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 17, 2010 regarding Cooper Annual Stockholder Meeting